Exhibit 8

ASE Technology Holding Co., Ltd.

List of Subsidiaries

(As of January 31, 2023)

Name of Subsidiary	Jurisdiction of Incorporation

Advanced Semiconductor Engineering, Inc.	R.O.C.

ASE Social Enterprise Co., Ltd.	R.O.C.

A.S.E. Holding Limited	Bermuda

J & R Holding Limited	Bermuda

Innosource Limited	British Virgin Islands

Omniquest Industrial Limited	British Virgin Islands

ASE Marketing & Service Japan Co., Ltd.	Japan

ASE Test, Inc.	R.O.C.

Luchu Development Corporation	R.O.C.

Advanced Microelectronic Products Inc.	R.O.C.

Alto Enterprises Limited	British Virgin Islands

Super Zone Holdings Limited	Hong Kong

TLJ Intertech Inc.	R.O.C.

ASE Investment (Labuan) Inc.	Malaysia

ASE Test Limited	Singapore

ASE Technology Partners, Limited	British Cayman Islands

Integrated Solutions Enterprise Europe	Belgium

J&R Industrial Inc.	R.O.C.

ASE Japan Co., Ltd.	Japan

ASE (U.S.) Inc.	U.S.A.

Global Advanced Packaging Technology Limited	British Cayman Islands

ASE (Shanghai) Inc.	Shanghai, China

ASE Corporation	British Cayman Islands

ASE Investment (Kun Shan) Limited	Kun Shan, China

Advanced Semiconductor Engineering (China) Ltd.	Shanghai, China

ASE (Korea) Inc.	Korea

ASE Technology Acquisition Corporation	British Cayman Islands

ASE Test Holdings, Ltd.	British Cayman Islands

ASE Holdings (Singapore) Pte Ltd.	Singapore

ASE Singapore Pte. Ltd.	Singapore

ISE Labs, Inc.	U.S.A.

ISE Services, Inc.	U.S.A.

Name of Subsidiary	Jurisdiction of Incorporation

ASE Electronics (M) Sdn. Bhd.	Malaysia

ASE Assembly & Test (Shanghai) Limited	Shanghai, China

Wuxi Tongzhi Microelectronics Co., Ltd.	Wuxi, China

ISE Labs, China, Ltd.	Shanghai, China

Shanghai Ding Hui Real Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Qi Property Management Co., Ltd.	Shanghai, China

Shanghai Ding Wei Real Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Yu Real Estate Development Co., Ltd.	Shanghai, China

Kun Shan Ding Hong Real Estate Development Co., Ltd.	Kun Shan, China

Shanghai Ding Xu Property Management Co., Ltd.	Shanghai, China

Shanghai Ding Yao Estate Development Co., Ltd.	Shanghai, China

Shanghai Ding Fan Business Management Co., Ltd.	Shanghai, China

ASE Mauritius Inc.	Mauritius

ASE Labuan Inc.	Malaysia

ASE Electronics Inc.	R.O.C.

Advanced Semiconductor Engineering (HK) Limited	Hong Kong

Universal Scientific Industrial (Shanghai) Co., Ltd.	Shanghai, China

USI Inc.	R.O.C.

Huntington Holdings International Co., Ltd.	British Virgin Islands

Unitech Holdings International Co., Ltd.	British Virgin Islands

Real Tech Holdings Limited	British Virgin Islands

Universal ABIT Holding Co., Ltd.	British Cayman Islands

USI Enterprise Limited	Hong Kong

Universal Global Technology Co., Limited	Hong Kong

Universal Global Technology (Kunshan) Co., Ltd.	Kun Shan, China

Universal Global Technology (Shanghai) Co., Ltd.	Shanghai, China

Universal Global Electronics (Shanghai) Co., Ltd.	Shanghai, China

USI Electronics (Shenzhen) Co., Ltd.	Shenzhen, China

Universal Global Technology (Huizhou) Co., Ltd.	Huizhou, China

Universal Global Industrial Co., Limited	Hong Kong

Universal Global Scientific Industrial Co., Ltd.	R.O.C.

USI America Inc.	U.S.A.

Universal Scientific Industrial De Mexico S.A. De C.V.	Mexico

USI Japan Co., Ltd.	Japan

Universal Global Electronics Co., Ltd.	Hong Kong

Universal Scientific Industrial (France)	France

Name of Subsidiary	Jurisdiction of Incorporation

UNIVERSAL SCIENTIFIC INDUSTRIAL VIETNAM COMPANY LIMITED	Vietnam

Universal Scientific Industrial Co., Ltd.	R.O.C.

Universal Scientific Industrial Poland Sp. z o.o.	Poland

USI Science and Technology (Shenzhen) Co., Ltd.	Shenzhen, China

FINANCIERE AFG	France

MANUFACTURING POWER TUNISIA	Tunisia

ASTEELFLASH MEXICO S.A. de C.V.	Mexico

ASTEELFLASH (BEDFORD) LIMITED	United Kingdom

ASTEELFLASH FRANCE	France

ASTEELFLASH TUNISIE S.A.	Tunisia

ASTEELFLASH HONG KONG LIMITED	Hong Kong

ASTEELFLASH GERMANY GmbH	Germany

ASTEELFLASH US HOLDING CORP.	U.S.A.

ASTEEL ELECTRONICS MANUFACTURING SERVICES	Tunisia

ASTEELFLASH PLZEN S.R.O.	Czech Republic

ASTEELFLASH TECHNOLOGIE	France

ASTEELFLASH BRETAGNE	France

AFERH TUNISIE	Tunisia

Asteelflash Suzhou Co., Ltd.	Suzhou, China

ASTEELFLASH HERSFELD GmbH	Germany

ASTEELFLASH EBERBACH GmbH	Germany

ASTEELFLASH BONN GmbH	Germany

ASTEELFLASH SCHWANDORF GmbH	Germany

ASTEELFLASH DESIGN SOLUTIONS HAMBOURG GmbH	Germany

EN ELECTRONICNETWORK SRL	Romania

ASTEELFLASH USA CORP.	U.S.A.

Siliconware Precision Industries Co., Ltd.	R.O.C.

SPIL (B.V.I.) Holding Limited	British Virgin Islands

Siliconware USA, Inc.	U.S.A.

SPIL (Cayman) Holding Limited	British Cayman Islands

Siliconware Technology (Suzhou) Limited	Suzhou, China